UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2019

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of RCM Technologies, Inc. (the “Company”) granted to Bradley S. Vizi, under the Company’ s 2014 Omnibus Equity Compensation Plan (as amended and restated, the “2014 Plan”), a total target amount of 160,000 performance stock units (“PSUs”) to be earned based on the achievement of certain Company performance goals.  Such amount may be increased to up to 240,000 PSUs based on the level of achievement of such goals.

The PSUs can be earned as follows:

(1) a target amount of 80,000 (with a maximum of 120,000 PSUs) can be earned based on the level of achievement of a performance goal tied to EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) as measured over the performance period beginning on December 30, 2018 and ending on December 28, 2019 (subject to adjustment upon a Change in Control, as defined under the Plan).

(2) a target amount of 80,000 (with a maximum of 120,000 PSUs) can be earned based on the level of achievement of a performance goal tied to EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) as measured over the performance period beginning on December 31, 2017 and ending on January 2, 2021 (subject to adjustment upon a Change in Control, as defined under the Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: March 11, 2019
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